SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549

                              FORM S-8

                       REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933


                    ANNTAYLOR STORES CORPORATION
       (Exact name of registrant as specified in its charter)


       DELAWARE                                      13-3499319
- -------------------------               ------------------------------------
(State  of incorporation)               (I.R.S.  employer identification no.)


142 West 57th Street, New York, New York                     10019
- ----------------------------------------                     ------
(Address of principal executive offices)                   (Zip code)


                  THE ANNTAYLOR, INC. SAVINGS PLAN
                  --------------------------------
                      (Full title of the plan)


                   Jocelyn F.L. Barandiaran, Esq.
                    AnnTaylor Stores Corporation
              142 West 57th Street, New York, NY  10019
                           (212) 541-3226
              ------------------------------------------
      (Name, address and telephone number, including area code,
                        of agent for service)


                   CALCULATION OF REGISTRATION FEE
.............................................................................
                                     Proposed      Proposed
                                     Offering      Aggregate     Amount of
Title of Securities   Amount to be   Price Per     Offering      Registration
to be Registered      Registered     Share(1)(2)   Price(1)(2)   Fee
.............................................................................
Common Stock,
par value
$.0068  per share     50,000 shares     $35.93      $1,796,500   $619.48
..............................................................................
(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange on September 22, 1994, which is within five business days prior to filing.
(2) Estimated solely for the purpose of calculating the registration fee.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

=============================================================================
                               PART  I


This Registration Statement on Form S-8 is being filed by the AnnTaylor, Inc. Savings Plan (the "Plan") with respect to interests to be offered or sold pursuant to the Plan, and by AnnTaylor Stores Corporation (the "Registrant") with respect to 50,000 shares of common stock, par value $.0068 per share ("Common Stock"), of the Registrant which may be acquired by participants in the Plan.



                              PART  II


Item 3.   Incorporation of Documents by Reference

      The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference: (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended January 29, 1994, (b) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1994 and July 30, 1994, and (c) the description of the Common Stock contained in the Registrant's Form 8 dated May 15, 1991 filed under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"). All documents subsequently filed by the Registrant and the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof form the date of filing of such documents.


Item 4.   Not applicable.


Item 5.   Not applicable.


Item 6.   Indemnification of Officers and Directors

      The General Corporation law of the State of Delaware and the Restated Certificate of Incorporation of the Registrant limit the liability of and provide indemnification for directors and officers of the Registrant. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 7.   Not applicable.

============================================================================


Item 8.  Exhibits

Exhibit No.     Description
- -----------     --------------------------------------------------------

   4.1 Restated Certificate of Incorporation of AnnTaylor Stores Corporation. Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 10, 1992 (Registration No. 33-50688).

   4.2          By-Laws   of   AnnTaylor  Stores   Corporation.
                Incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended November 2, 1991 and filed on December 12, 1991 (Registration No. 33-28522).

   5 Internal Revenue Service determination letter dated July 30, 1991 stating that the AnnTaylor, Inc. Savings Plan is qualified under Section 401 of the Internal Revenue Code.

   23            Consent of Deloitte & Touche LLP


Item 9.   Undertakings

(a)   The undersigned Registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

============================================================================

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the General
      Corporation Law of the State of Delaware and the Restated Certificate of Incorporation of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

=============================================================================

                             SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 27, 1994.

                              AnnTaylor Stores Corporation

                              By: /s/Paul E. Francis
                                  -------------------------
                                     Paul E. Francis, Chief Financial Officer

                              By: /s/ Walter J. Parks
                                  --------------------------
                                      Walter J. Parks,
                                      Principal Accounting Officer


     Pursuant to the requirements of the Securiites Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


Signature                  Title                           Date
- ----------------------     -----------------------         ----------------


/s/ Sally Frame Kasaks     Chairman of the Board,          September 27, 1994
- ----------------------     Chief Executive Officer,
Sally Frame Kasaks         and Director


/s/ Paul  E.  Francis      Executive Vice President -      September 27, 1994
- ----------------------     Finance and Administration,
Paul E. Francis            Chief Financial Officer,
                           Treasurer and Director


/s/ Gerald S. Armstrong
- -----------------------    Director                        September 27, 1994
Gerald S. Armstrong


/s/ James J. Burke, Jr.    Director                        September 27, 1994
- -----------------------
James J. Burke, Jr.


/s/ Robert C. Grayson      Director                        September 27, 1994
- ---------------------
Robert C. Grayson


/s/ Rochelle B. Lazarus    Director                        September 27, 1994
- ----------------------
Rochelle B. Lazarus


/s/ Hanne M. Merriman      Director                        September 27, 1994
- ---------------------
Hanne M. Merriman


=============================================================================

      Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 27, 1994.

                                   AnnTaylor, Inc. Savings Plan
                                   By: Fleet Bank, N.A., as Trustee


                                     By: /s/ Charles J. Arntsen
                                         -----------------------
                                         Name: Charles J. Arntsen
                                         Title:  Assistant  Vice
                                         President